EXHIBIT 10.77

AMENDMENT TO
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
This Amendment (the “Amendment”) to the Amended and Restated Supplemental Executive Retirement Agreement is entered into and is effective as of November 1, 2019 (the “Effective Date”), by and between Kristen A. Johnson, an individual (“Executive”), and The Connecticut Water Company, a Connecticut corporation (the “Employer”). The Executive and the Employer are each a “party” and are together “parties” to this Amendment.
The Executive and the Employer entered into that certain Amended and Restated Supplemental Executive Retirement Agreement, dated November 15, 2017 (the “SERP Agreement”). The Executive and the Employer now mutually desire to amend the SERP Agreement and, in connection therewith, to provide for the continued services and employment of the Executive by the Employer on the terms and conditions hereinafter set forth.
In consideration of the employment compensation to be paid to the Executive, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties, intending to be legally bound, hereby agree to amend the SERP Agreement as set forth below.
1.Amendment.
(a)    The phrase “the Employee’s attainment of age 55 and prior to attainment of 65” in the first sentence of Section 1(b) of the SERP Agreement shall be and hereby is amended by replacing such phrase with “November 1, 2019”.
(b)    The first sentence of Section 3 of the SERP Agreement shall be and hereby is amended by replacing such entire first sentence with the following:
If Employee is providing services to Employer on November 1, 2019 and dies thereafter, while in the service of the Employer, and if the Employee’s spouse or other beneficiary is entitled to a death benefit under the Retirement Plan, said spouse or other beneficiary shall be entitled to receive a death benefit pursuant to this Plan.
(c)    Section 1(e) shall be and hereby is amended by replacing the entire Section 1(e) with the following:
Termination of Employment due to Involuntary Termination or Disability. If the Employee shall incur a separation from service due to an Involuntary Termination (which shall be defined as a termination of the Employee’s employment by the Employer without Cause or a resignation by the Employee for Good Reason, with Cause and Good Reason each as defined in the employment agreement then in effect between the Employee and the Employer (or an affiliate of the Employer)), or due to Employee’s disability, in each case at any time before Employee’s attainment of age 62, (a) the Employee will be entitled to receive a benefit pursuant to this Agreement calculated in accordance with Section 1.b (and Section 1.d in the case of disability), but which benefit shall not be reduced regardless of the fact the Employee has not yet attained age 62 (i.e., there shall be no benefit reduction of 4% for each complete year by which the date the benefit commencement precedes the attainment of age 62) and (b) in determining Average Earnings, Annual Earnings shall be determined consistent with the second paragraph of Section 1.c above.
2.    Entire Agreement. This Amendment constitutes the entire agreement between the Employer and the Executive relating to the Sections or parts of Sections of the SERP Agreement set forth above and supersedes and replaces any prior verbal or written agreements or understandings between the parties as to the subject matter of such Sections or parts of Sections.
3.    SERP Agreement Remains in Effect. Except as expressly modified by this Amendment, the SERP Agreement remains in full force and effect, and this Amendment may be amended or altered only in an agreement in writing signed by the parties.
4.    Execution in Counterparts. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
5.    Effectiveness. Upon the execution and delivery of this Amendment by each of the parties, this Amendment shall become effective as of the Effective Date.
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IN WITNESS WHEREOF, the Executive and the Employer have executed this Amendment effective as of November 1, 2019.

EXECUTIVE:
/s/ Kristen A. Johnson
Kristen A. Johnson

THE CONNECTICUT WATER COMPANY
/s/ Eric W. Thornburg
By:	Eric W. Thornburg
Title:	Chairman

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